Exhibit 99.1

Press Release

Contacts:	Investor Relations	Media Relations
	Bonnie Mott	Margo Westfall
	Ikanos Communications	Ikanos Communications
	510-438-5360	510-438-6276
	bmott@ikanos.com	mwestfall@ikanos.com

Ikanos Communications Reports Results for Third Quarter 2009

Webcast and Slides Accessible on Ikanos Website

FREMONT, Calif., October 27, 2009 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today reported its financial results for the third quarter ended September 27, 2009.

“During the third quarter, we successfully completed a number of strategic initiatives including the Conexant Broadband Access acquisition, a strategic alliance with ASSIA Inc., and the introduction of Ikanos Velocity™, the industry’s lowest power high-performance A/VDSL central office chipset,” said Michael Gulett, president and CEO at Ikanos. “These accomplishments strengthen our ability to compete in our core broadband DSL market. In addition, we are pleased with the growth in our communications processor business which accounted for approximately 25 percent of revenue in the most recent quarter.”

Financial Highlights:

Revenue for the third quarter of 2009 was $29.3 million compared with revenue of $22.4 million for the second quarter of 2009 and revenue of $24.2 million for the year ago period.

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, restructuring charges and certain expenses resulting from acquisitions such as transaction-related expenses, amortization of intangible assets, asset impairments, investment impairments, one time severance expenses, fair value adjustment of the acquired inventory and in-process research and development charges. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedule.

GAAP net loss for the third quarter of 2009 was $15.5 million, or $0.40 per share, on 38.8 million weighted average shares. This compares with a net loss of $6.4 million, or $0.22 per share, on 29.4 million weighted average shares in the second quarter of 2009 and with a net loss of $26.7 million, or $0.93 per share, on 28.6 million weighted average shares in the third quarter of 2008.

Non-GAAP net loss for the third quarter of 2009 was $4.5 million, or $0.12 per share, on 38.8 million weighted average shares. This compares with non-GAAP net loss of $2.8 million, or $0.09 per share, in the second quarter of fiscal 2009, and with a non-GAAP net loss of $2.2 million, or $0.08 per share, in the third quarter of 2008.

Revenue for the nine months ended September 27, 2009 was $72.5 million compared with the $83.7 million reported for the nine months ended September 28, 2008.

GAAP net loss for the nine months ended September 27, 2009 was $28.0 million, or $0.86 per share, on 32.5 million weighted average shares. This compares with a net loss of $35.4 million, or $1.22 per share, on 29.1 million weighted average shares for the year ago period.

Non-GAAP net loss for the nine months ended September 27, 2009 was $10.0 million, or $0.31 per share, compared with non-GAAP net loss of $0.6 million, or $0.02 per share, for the year ago period. Weighted average shares used in computing non-GAAP net loss per share were 32.5 million in 2009 and 29.1 million in 2008.

Recent Highlights:

•

Ikanos completed the acquisition of the Broadband Access product line from Conexant Systems, Inc. Under the terms of the agreement, Ikanos purchased Conexant’s Broadband Access product line for approximately $53 million in cash, excluding transaction costs, and the assumption of certain employee and facility related liabilities. Simultaneously, Ikanos received an investment of $42 million, excluding transaction-related expenses, from Tallwood Venture Capital.

•

Ikanos introduced its Ikanos Velocity™ family of low-power, full-featured VDSL access chipsets. These robust, high-density central office (CO) devices provide up to 100 Mbps symmetric bandwidth and operate at sub 1 Watt per port – the lowest power consumption of any A/VDSL device on the market. And the Ikanos Velocity chipsets are the first CO A/VDSL semiconductor devices compliant with European Code of Conduct (CoC) power consumption standards. The Velocity chipsets also include proprietary Ikanos Quality Video (iQV™) technology, which provides exceptional delivery of data-intensive triple play applications, including multi-channel high-definition IPTV, high-speed data transmission, video on demand (VoD) and voice over Internet Protocol (VoIP).

•

Ikanos announced a strategic relationship with ASSIA Inc., a leading provider of Dynamic Spectrum Management (DSM) technology. Under terms of the agreement, Ikanos receives a license to ASSIA’s essential DSM patents and certain know how for the development of vectored DSL products – also known as DSM Level 3 or G. Vector – capable of delivering speeds of 100 Mbps and greater over existing copper loops. In addition, the two companies will co-market each others’ products to the network equipment and service provider industries.

•

Ikanos announced that it has joined forces with DSP Group, Inc™ to demonstrate a reference design for a multi-service residential gateway with fully integrated Digital Enhanced Cordless Telecommunications (DECT) capabilities. The DECT/CAT-iq Module from DSP Group, combined with Ikanos’ Fusiv® Vx180 integrated gateway processor, is designed to enable network equipment manufacturers to quickly bring to market a platform that supports cordless telephony as a part of a residential gateway offering.

Outlook:

•	Revenue is expected to be between $55.0 million and $58.0 million for the fourth quarter of 2009.

•

Non-GAAP gross margins are expected to be between 44% and 46% in the fourth quarter of 2009. GAAP gross margins in the fourth quarter of 2009 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles of approximately $2.0 million, amortization of the fair-value of acquired inventory of approximately $6.0 to $7.5 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of approximately $0.1 million.

•

Non-GAAP operating expenses are expected to be in the range of $25.0 to $26.0 million in the fourth quarter of 2009. GAAP operating expenses in the fourth quarter of 2009 will be higher than non-GAAP operating expenses, as they will include amortization of acquisition-related intangibles of $1.9 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of $1.5 to $2.0 million.

Third Quarter Fiscal Year 2009 Conference Call:

Management will review the third quarter 2009 financial results and its expectations for subsequent periods at a conference call on October 27, 2009 at 1:30 p.m. Pacific Time. To listen to the call and view the accompanying presentation, please visit http://www.ikanos.com/investor/webcasts/ and click on the link provided for the webcast or dial 706-902-1343 and enter pass code 36682987. The webcast will be archived and available through November 2, 2009 at http://www.ikanos.com/investor/webcasts/ or by calling 706-645-9291 and enter pass code 36682987.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2009 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Fx, and FxS, iQV and Ikanos Velocity are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding the expected revenue for the fourth quarter of 2009, expected gross margins for the fourth quarter of 2009, expected operating expenses for the fourth quarter of 2009, and our ability to compete in the broadband DSL market. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, the complexity of combining the legacy Ikanos and BBA businesses, effects of the on-going worldwide economic recession on our customers’ purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products our customers, the continued demand by telecommunications service providers for ADSL and VDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to obtain and deliver production volumes of new and current products and technologies, our ability to generate demand and close transactions for the sale of our products, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

# # #

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Revenue	$29,334	$24,178	$72,497	$83,730
Cost of revenue	19,036	14,212	44,429	48,265

Gross profit	10,298	9,966	28,068	35,465

Operating expenses:
Research and development	13,290	10,282	31,744	33,516
Selling, general and administrative	9,615	8,142	21,295	20,282
Asset impairments	2,460	12,496	2,460	12,496
Restructuring charges	502	—	1,048	—

Total operating expenses	25,867	30,920	56,547	66,294

Loss from operations	(15,569)	(20,954)	(28,479)	(30,829)
Investment impairment	—	(6,166)	—	(6,166)
Interest income, net	146	427	603	1,669

Loss before income taxes	(15,423)	(26,693)	(27,876)	(35,326)
Provision for (benefit from) income taxes	31	(27)	111	97

Net loss	$(15,454)	$(26,666)	$(27,987)	$(35,423)

Basic and diluted net loss per share	$(0.40)	$(0.93)	$(0.86)	$(1.22)

Weighted average number of shares	38,802	28,565	32,466	29,139

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 27, 2009						Three Months Ended September 28, 2008
	As Reported	Non-GAAP Adjustments		Non-GAAP	Non-GAAP BBA	Non-GAAP Ikanos	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$29,334	$—		$29,334	$5,204	$24,130	$24,178	$—		$24,178
Cost of revenue	19,036	(60	)(a)	16,426	3,184	13,242	14,212	7	(a)	13,090
	—	(1,059	)(b)	—	—	—	—	(762	)(b)	—
	—	(1,491	)(d)	—	—	—	—	(367	)(d)	—

Gross profit	10,298	(2,610)		12,908	2,020	10,888	9,966	(1,122)		11,088

Operating expenses:
Research and development	13,290	(895	)(a)	11,945	4,020	7,925	10,282	(1,185	)(a)	8,870
	—	—		—	—	—	—	(125	)(b)	—
	—	(450	)(h)	—	—	—	—	(102	)(c)	—
Selling, general and administrative	9,615	(612	)(a)	5,543	946	4,597	8,142	(2,035	)(a)	4,864
	—	(883	)(b)	—	—	—	—	(611	)(b)	—
	—	(2,577	)(h)	—	—	—	—	(632	)(c)	—
Asset impairments	2,460	(2,460	)(e)	—	—	—	12,496	(12,496	)(e)	—
Restructuring charges	502	(502	)(f)	—	—	—	—	—		—

Total operating expenses	25,867	(8,379)		17,488	4,966	12,522	30,920	(17,186)		13,734

Loss from operations	(15,569)	10,989		(4,580)	(2,946)	(1,634)	(20,954)	18,308		(2,646)
Investment impairment	—	—		—	—	—	(6,166)	6,166	(g)	—
Interest income and other, net	146	—		146	—	146	427	—		427

Loss before income taxes	(15,423)	10,989		(4,434)	(2,946)	(1,488)	(26,693)	24,474		(2,219)
Provision for (benefit from) income taxes	31	—		31	—	31	(27)	—		(27)

Net loss	$(15,454)	$10,989		$(4,465)	$(2,946)	$(1,519)	$(26,666)	$24,474		$(2,192)

Net loss per share:
Basic and diluted	$(0.40)			$(0.12)			$(0.93)			$(0.08)
Weighted average outstanding shares:
Basic and diluted	38,802			38,802			28,565			28,565

Notes:
								Three Months Ended
								September 27, 2009		September 28, 2008
(a) Stock-based compensation								$1,567		$3,213
(b) Amortization of acquired intangible assets								1,942		1,498
(c) Severance								—		734
(d) Fair-value adjustment of acquired inventory								1,491		367
(e) Impairments of assets and in-process R&D								2,460		12,496
(f) Restructuring charges								502		—
(g) Investment impairment								—		6,166
(h) Transaction-related expenses								3,027		—

Total non-GAAP adjustments								$10,989		$24,474

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Nine Months Ended September 27, 2009				Nine Months Ended September 28, 2008
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$72,497	$—		$72,497	$83,730	$—		$83,730
Cost of revenue	44,429	(209	)(a)	40,257	48,265	(230	)(a)	43,828
	—	(2,472	)(b)	—	—	(2,744	)(b)	—
	—	(1,491	)(d)	—	—	(1,463	)(d)	—

Gross profit	28,068	(4,172)		32,240	35,465	(4,437)		39,902

Operating expenses:
Research and development	31,744	(2,314	)(a)	28,980	33,516	(4,227	)(a)	28,502
	—	(450	)(h)	—	—	(375	)(b)	—
	—	—		—	—	(102	)(c)	—
	—	—		—	—	(310	)(f)	—
Selling, general and administrative	21,295	(1,897	)(a)	13,783	20,282	(4,189	)(a)	13,562
	—	(1,626	)(b)	—	—	(1,899	)(b)	—
	—	(3,989	)(h)	—	—	(632	)(c)	—
Asset impairments	2,460	(2,460	)(f)	—	12,496	(12,496	)(f)	—
Restructuring charges	1,048	(1,048	)(e)	—	—	—		—

Total operating expenses	56,547	(13,784)		42,763	66,294	(24,230)		42,064

Loss from operations	(28,479)	17,956		(10,523)	(30,829)	28,667		(2,162)
Investment impairment	—	—		—	(6,166)	6,166	(g)	—
Interest income and other, net	603	—		603	1,669	—		1,669

Loss before income taxes	(27,876)	17,956		(9,920)	(35,326)	34,833		(493)
Provision for income taxes	111	—		111	97	—		97

Net loss	$(27,987)	$17,956		$(10,031)	$(35,423)	$34,833		$(590)

Net loss per share:
Basic and diluted	$(0.86)			$(0.31)	$(1.22)			$(0.02)
Weighted average outstanding shares:
Basic and diluted	32,466			32,466	29,139			29,139

Notes:
						Nine Months Ended
						September 27, 2009		September 28, 2008
(a) Stock-based compensation						$4,420		$8,646
(b) Amortization of acquired intangible assets						4,098		5,018
(c) Severance						—		734
(d) Fair-value adjustment of acquired inventory						1,491		1,463
(e) Restructuring charges						1,048		—
(f) Impairments of assets and in-process R&D						2,460		12,806
(g) Investment impairment						—		6,166
(h) Transaction-related expenses						3,989		—

Total non-GAAP adjustments						$17,506		$34,833

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 27, 2009	December 28, 2008
Assets
Current assets:
Cash, cash equivalents and short-term investments	$37,833	$63,339
Accounts receivable, net	17,888	12,360
Inventory	34,532	12,489
Prepaid expenses and other current assets	2,555	1,744

Total current assets	92,808	89,932
Long-term investments	1,034	1,034
Property and equipment, net	8,033	9,597
Intangible assets, net	29,468	6,290
Goodwill	8,633	—
Other assets	1,145	580

	$141,121	$107,433

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,521	$9,237
Accrued liabilities	15,594	8,680

Total current liabilities	33,115	17,917
Other liabilities	3,448	—

Total liabilities	36,563	17,917
Stockholders’ equity	104,558	89,516

	$141,121	$107,433